SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement         [_]  Confidential, for use of the
[X]   Definitive Proxy Statement               Commission Only (as permitted
[_]   Definitive Additional Materials          by Rule 14a-6(e)(2))
[_]   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12



                              TII Industries, Inc.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        (1)     Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        (2)     Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                ----------------------------------------------------------------


        (4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------


        (5)     Total fee paid:

                ----------------------------------------------------------------



[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

                ----------------------------------------------------------------


        (2)     Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------


        (3)     Filing Party:

                ----------------------------------------------------------------


        (4)     Date Filed:

                ----------------------------------------------------------------

                              TII INDUSTRIES, INC.

                                1385 Akron Street
                            Copiague, New York 11726
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 21, 1998
                               ------------------

To the Stockholders of
TII Industries, Inc.:

        NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, on Wednesday, January 21, 1998 at 4:00 p.m., New York time, at which the following matters are to be presented for consideration:

        1. The election of two Class III directors to serve until the Annual Meeting of Stockholders to be held in the year 2000 and until their respective successors are elected and qualified;

        2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder from 500,000 to 1,250,000 shares;

        3.      A proposal to ratify the  selection by the Board of Directors of
                Arthur  Andersen  LLP  as  the  Company's   independent   public
                accountants for the fiscal year ending June 26, 1998; and

        4. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The close of business on December 5, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, 1385 Akron Street, Copiague, New York.

                                             By Order of the Board of Directors,

                                                      Dorothy Roach,
                                                        Secretary

December 19, 1997


        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726
                              --------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                         To be Held on January 21, 1998
                            ------------------------

            This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about December 19, 1997, is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, January 21, 1998 at 4:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York.

            The close of business on December 5, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 7,601,139 shares of the Company's Common Stock ("Common Stock"). The presence of a majority of all such shares at the Meeting, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1), and the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be required to increase the number of shares of Common Stock which may be issued pursuant to the Company's 1995 Stock Option Plan (Proposal 2) and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 26, 1998 (Proposal 3).

            Proxies properly executed and received in time for the Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification, for all nominees named herein to serve as directors and in favor of each of the other matters proposed in this Proxy Statement by the Board of Directors. Proxies will also be voted in the discretion of those named in the Proxy with respect to such other matters as may come before the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum. Abstentions are considered shares entitled to vote at the Meeting, while shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. Abstentions and broker non-votes will have no effect on the election of directors, the proposal to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder or the ratification of the selection of independent public accountants. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by a written notice of revocation to Dorothy Roach, Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, by submitting a duly executed proxy bearing a later date at the foregoing address or at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

            The following table sets forth information, as of November 30, 1997, with respect to the beneficial ownership of Common Stock by (i) each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee to serve as a director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.


                                                           PERCENT
BENEFICIAL OWNER                 SHARES                      OF
                                 OWNED                    CLASS (1)
                                 -----                    ---------

Alfred J. Roach                891,600 (2)                  11.5%
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657

Dorothy Roach                   60,704 (3)                   *
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657

Timothy J. Roach               651,013 (4)                   8.4%
1385 Akron Street
Copiague, NY 11726
C. Bruce Barksdale              29,998 (5)                   *

James R. Grover, Jr.            35,600 (6)                   *

Joseph C. Hogan                 34,330 (7)                   *

William G. Sharwell             35,000 (8)                   *

Dare P. Johnston                36,000 (9)                   *

James A. Roach                  39,488 (10)                  *

Paul G. Sebetic                  7,000 (11)                  *

All executive officers and   1,864,733 (12)                 22.9 %
directors as a group
(11 persons)
----------------

(1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options (to the extent exercisable on or within 60 days after November 30, 1997) held by such persons but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(2) Includes 150,360 shares subject to options held under the Company's 1986 and 1995 Stock Option Plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Includes 8,960 shares subject to options held under the Company's 1986 Stock Option Plan. Excludes the shares owned by Mrs. Roach's husband, Alfred J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 150,000 shares subject to options held under the Company's 1986 and 1995 Stock Option Plans.

(5) Includes 78 shares owned by Mr. Barksdale's children and 22,000 shares subject to options held under the Company's 1983 Employee Incentive Stock Option Plan and 1986 Stock Option Plan.

(6) Includes 25,000 shares subject to options held under the Company's 1994 Non-Employee Director Stock Option Plan.

(7) Includes 34,250 shares subject to options held under the Company's 1986 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan.

(8) Represents 35,000 shares subject to options held under the Company's 1986 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan.

(9) Represents 36,000 shares subject to options held under the Company's 1986 Stock Option Plan.

(10) Includes 1,000 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 31,000 shares subject to options held under the Company's 1986 Stock Option Plan.

(11) Includes 5,000 shares subject to options held under the Company's 1995 Stock Option Plan.

(12) Includes 536,570 shares subject to options.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

            The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors.

            The Company's Board of Directors presently consists of seven directors divided into three classes. The term of office of Class III directors continues until the Meeting, the term of office of Class I directors continues until the next succeeding annual meeting of stockholders and the term of office of Class II directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting directors are chosen to succeed those in the class whose term expires at that meeting.

            The terms of Alfred J. Roach and Timothy J. Roach, each of whom were previously elected by stockholders, will expire at the Meeting. At the Meeting, holders of Common Stock will elect two Class III directors to serve until the Annual Meeting of Stockholders to be held in the year 2000 and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Alfred J. Roach and Timothy J. Roach (the "nominees") to serve as Class III directors.

            In the event that either of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that each of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

            Class III Directors

            Alfred J. Roach, 82, has served as Chairman of the Board of Directors and a director of the Company and its predecessor since its founding in 1964 and was Chief Executive Officer of the Company from the Company's founding until January 1995. Since September 1983, Mr. Roach has also served as Chairman of the Board of Directors of American Biogenetic Sciences, Inc. ("ABS"), a biotechnology research company. Mr. Roach devotes a majority of his time to the affairs of ABS.

            Timothy J. Roach, 50, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development. Mr. Roach has also served as Treasurer, Secretary and a director of ABS since September 1983. Mr. Roach devotes substantially all of his time to the affairs of the Company.

BACKGROUND OF CONTINUING DIRECTORS

            CLASS I DIRECTORS

            C. Bruce Barksdale, 66, has been a Vice President of the Company since August 1971, serving as Senior Vice President (responsible for customer and product development) since October 1993, and a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

            Dr. Joseph C. Hogan, 75, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education. Dr. Hogan is also a director of ABS.

            William G. Sharwell, 75, has been as a director of the Company since October 1995. Mr. Sharwell was President of Pace University in New York from 1984 until his retirement in 1990. He was Senior Vice President of American Telephone & Telegraph Company (now AT&T Corporation) between 1976 and 1984, and previously served as Executive Vice President of Operations of New York Telephone Company (now Bell Atlantic Corporation). Mr. Sharwell serves as an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement Fund), L.P., registered investment companies under the Investment Company Act of 1940. He is also a director of ABS.

            CLASS II DIRECTORS

            James R. Grover, Jr., 78, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law in the State of New York since 1974 and has been General Counsel to the Company since 1977.

            Dorothy Roach, 74, has been Secretary of the Company since 1971, served as Treasurer of the Company from 1979 to December 1993 and, except for a brief period, has been a director of the Company since 1964.

            Alfred J. Roach and Dorothy Roach are married and the parents of Timothy J. Roach. There are no other family relationships among the Company's directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

            During the Company's fiscal year ended June 27, 1997, the Company's Board of Directors held three meetings. In addition, during that fiscal year, the Board acted by unanimous consent on six occasions following informal discussions.

            The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

            The principal functions of the Audit Committee are to nominate independent auditors for appointment by the Board; meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; meet with the Company's financial management and independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and report to the Board periodically with respect to such matters. The members of the Audit Committee are James R. Grover, Jr. and Joseph C. Hogan. The Audit Committee met three times during the Company's fiscal year ended June 27, 1997.

            The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are Joseph C. Hogan and William G. Sharwell (who was elected to the Compensation Committee by the Board of Directors on August 12, 1996 to replace James R. Grover, Jr. on this
Committee). The Compensation Committee held one formal meeting and acted by unanimous consent on seven occasions following informal discussions during the Company's fiscal year ended June 27, 1997.

            During the Company's fiscal year ended June 27, 1997, each director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the year, except that Dorothy Roach did not attend one of the meetings of the Board of Directors held during the year.

REQUIRED VOTE

            A plurality of the votes cast by the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

            The Board of Directors recommends that stockholders vote FOR each of Alfred J. Roach and Timothy J. Roach to serve as Class II directors.

                               EXECUTIVE OFFICERS

            In addition to Alfred J. Roach, Timothy J. Roach, C. Bruce Barksdale and Dorothy Roach, the following are also executive officers of the Company:

            Virginia M. Hall, 44, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993 and Vice President-Contract Administration from September 1990 until December 1993.

            Dare P. Johnston, 56, has been Vice President - Fiber Optic Operations since December 1993. Ms. Johnston joined the Company in September 1993 with the Company's acquisition of Ditel, Inc. (now TII-Ditel, Inc.), a designer, manufacturer and supplier of fiber optic products. Prior to joining the Company, Ms. Johnston served in various capacities with Ditel, Inc. since January 1989, serving as President since September 1990. Prior to joining Ditel, Inc., Ms. Johnston was employed by NCNB National Bank of North Carolina since 1973, where she served as Senior Vice President since October 1983. Ms. Johnston holds a Bachelor of Arts degree in English from Duke University.

            James A. Roach, 44, has served the Company in various capacities since January 1982, serving as Vice President-Marketing and Sales since July 1987.

            Paul G. Sebetic, 33, has been Vice President-Finance and Chief Financial Officer of the Company since October 1996. Mr. Sebetic joined the Company in April 1996 as Corporate Controller. From November 1992 until joining the Company, Mr. Sebetic held various financial management positions with V Band Corporation, a telecommunications equipment manufacturer, serving as Controller since August 1995. From February 1991 through August 1992, Mr. Sebetic was the Financial Controller of the European operations of MacDermid Inc., a specialty chemical manufacturer. Mr. Sebetic is a Certified Public Accountant and holds a Masters of Business Administration in Finance from New York University.

            Alfred J. Roach and Dorothy Roach are married. Timothy J. Roach is their son and James A. Roach is their nephew. There are no other family relationships among the Company's directors and executive officers.

            Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Employment Agreements" for information concerning the Company's Employment Agreements with Timothy J. Roach, Dare P. Johnston and Paul G. Sebetic.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table sets forth, for the Company's three fiscal years ended June 27, 1997, information concerning the compensation paid by the Company to Timothy J. Roach, who served as the Company's Chief Executive Officer during all of fiscal 1997, and each of the four other most highly compensated persons who were serving as executive officers of the Company at the end of fiscal 1997 (the "Named Executive Officers"):

                                                                Long-Term
                                                               Compensation
                                    Annual Compensation           Award
Name and                                                          Stock         All Other
Principal Position       Year       Salary       Bonus          Options(#)    Compensation
------------------       ----       ------       -----          ----------    ------------
Timothy J. Roach         1997     $193,985      $6,976             50,000        $7,521(1)
    Chief Executive      1996      171,618          --               --           7,586
    Officer              1995      143,677          --            200,000         7,282

Alfred J. Roach          1997      150,000         200(2)          50,000
   Chairman of the Board 1996      150,000         200(2)            --              --
                         1995      150,000         200(2)         200,000            --

Dare P. Johnston         1997      129,825       4,017               --
   Vice President -      1996      120,779          --             10,000            --
   Fiber Optics          1995      107,692      77,071             20,000            --
   Operations

James A. Roach           1997      111,564      44,209(3)            --
   Vice President -      1996      106,440      24,347(3)          10,000            --
    Marketing and Sales  1995      100,098      39,554(3)          20,000            --


Paul G. Sebetic          1997      105,254       3,503             25,000            --
   Vice President -      1996       14,615(4)       --               --              --
   Finance


-------------------
(1) Includes (i) $1,172 representing the dollar value to Mr. Roach of the portion of the premium paid by the Company on split dollar life insurance policy during such year with respect to the deemed term life insurance portion of the premiums and (ii) $6,349, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach.

(2)  Required to be paid under Puerto Rico law.

(3)  Commissions based on sales.

(4)  Mr. Sebetic joined the Company in April 1996.

OPTION GRANTS IN LAST FISCAL YEAR

            The following table contains information concerning options granted during the Company's fiscal year ended June 27, 1997 to the Named Executive
Officers:

                                                                           Potential Realizable
                     Number of      Percent of                               Value at Assumed
                     Securities   Total Options                            Annual Rates of Stock
                     Underlying     Granted to     Exercise                Price Appreciation For
                      Options      Employees in   Price Per   Expiration        Option Term
Name                  Granted      Fiscal Year      Share       Date           5%        10%
----                  --------    -------------    -------      ----        --------  --------
Alfred J. Roach        50,000         13.1%         $4.50      7/24/2006    $141,501  $358,592
Timothy J. Roach       50,000         13.1%         $4.50      7/24/2006    $141,501  $358,592
Paul G. Sebetic        15,000          3.9%         $4.25      7/24/2006    $ 42,450  $107,578
                       10,000          2.6%         $5.25     10/22/2006    $ 33,017  $ 83,671

            Each option was granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant and is exercisable during a ten year term (subject to early termination in certain instances. The options vest in five equal annual installments commencing one year after the date of grant.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

            No options were exercised by any of the Named Executive Officers during the Company's fiscal year ended June 27, 1997. The following table contains information with respect to the fiscal year-end value of unexercised options held by the Named Executive Officers:


                        Number of Shares of Common Stock
                       Underlying Unexercised Options at     Value of Unexercised In-the-Money
                                 June 27, 1997                   Options at June 27, 1997
                       ---------------------------------     -----------------------------------
Name                   Exercisable     Unexercisable(1)        Exercisable    Unexercisable(1)
----                   -----------     ----------------        -----------    -----------------
Alfred J. Roach          120,360           170,000               $201,170         $167,500
Timothy J. Roach         120,000           170,000                175,000          167,500
Dare P. Johnston          30,000            20,000                  9,000           13,500
James A. Roach            25,000            20,000                 22,600           13,500
Paul G. Sebetic             --              25,000                   --             23,750

----------------

(1) Represents the the number of underlying shares of Common Stock multiplied by the difference between the closing price of the underlying Common Stock at fiscal year-end and the option exercise price.

REMUNERATION OF DIRECTORS

            Non-employee directors receive a fee of $1,000 for each meeting of the Board attended in person and members of Committees of the Board receive a fee of $500 for meetings attended of the Committee of the Board on which such director serves. Non-employee directors are also granted options to purchase 10,000 shares of the Company's Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan at the time such person becomes a non-employee director and immediately following each annual meeting of stockholders at which directors are elected. Each option granted is exercisable for period of ten years (subject to earlier termination at specified times following a non-employee director's cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject thereto.

EMPLOYMENT AGREEMENTS

            The Company and Timothy J. Roach are parties to an Amended and Restated Employment Agreement, effective as of August 1, 1997, pursuant to which Mr. Roach is to serve as the Company's President, Chief Executive Officer and Chief Operating Officer. The Agreement replaced Mr. Roach's former Employment Agreement, which expired on July 31, 1997. The Amended and Restated Employment Agreement provides for a five-year term presently ending July 31, 2002, with automatic one-year extensions on each July 31 during the term unless either party gives notice of termination at least 90 days prior to such July 31. Under the Agreement, Mr. Roach is presently entitled to an annual salary of $250,000 per year, subject to increases and bonuses at the discretion of the Board of Directors. In addition, the Agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary, to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains its principal manufacturing facilities. The Company also is to continue to maintain insurance benefits provided Mr. Roach at levels and terms no less favorable than are currently in effect. Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and not to directly or indirectly engage, during the term of the agreement and for two years thereafter, in any activity which is competitive with the Company's business. In consideration for such covenant, Mr. Roach is to receive, for each year during the two-year period following termination of his employment, an amount equal to his highest salary rate in effect at any time during the one-year period preceding the date of such termination unless Mr. Roach's employment is terminated by reason of his death, voluntary termination other than for "good reason" (in general, adverse changes in his powers, duties, position or compensation or certain changes in the location where his duties are to be performed), disability or for cause and he is not capable of providing day-to-day services to a competitor. In the event of termination of employment by reason of death or disability, Mr. Roach or his beneficiary is entitled to receive a continuation of his compensation for a period of one year and two years, respectively. In the event Mr. Roach terminates his employment for "good reason," the Company will also be required to pay him a sum equal to three times the amount of his highest annual salary and highest bonus for the current or two preceding fiscal years, subject to reduction as to any amount that would constitute a "parachute payment" under the Internal Revenue Code of 1986, as amended, to the maximum amount that would not constitute such a "parachute payment." In the event of the termination of Mr. Roach's employment other than for cause, all outstanding stock options then held by Mr. Roach shall fully vest.

            Dare P. Johnston is a party to an Employment Agreement, dated September 23, 1993, with the Company's subsidiary, TII-Ditel Inc., under which Ms. Johnston is to serve as President/General Manager of the Ditel Fiber Optic Division of the Company. The Agreement, as extended, provides for a term expiring April 30, 2000. Under the Agreement, Ms. Johnston's current annual salary is $133,000 per annum, subject to review at the end of each year of employment, with Ms. Johnston to receive a salary increase of up to 10% per year but not less than the percentage increase of a consumer price index. In the event of the termination of Ms. Johnston's employment by the Company other than for cause, death, disability or by Ms. Johnston following a reduction in rank or authority, Ms. Johnston will be entitled to receive all compensation that she would have received for the remaining term of her Agreement, but not less than six months' compensation, in a lump sum, and all outstanding options then held by Ms. Johnston shall fully vest. Ms. Johnston has agreed not to disclose confidential information of the Company during or after her employment and that, during the term of her employment and, for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

            Paul G. Sebetic is a party to an Employment Agreement, dated May 1, 1997, with the Company under which Mr. Sebetic is to serve as Vice
President-Finance. The Agreement provides for a term expiring April 30, 2000. Under the Agreement, Mr. Sebetic's salary is presently $110,000 and is subject to review at the end of each year of employment, with Mr. Sebetic to receive a salary increase of 10% per year but not less that the increase in a consumer price index. Mr. Sebetic is also to receive $6,000 per year as an allowance to reimburse him for the cost of maintaining a place of abode in Puerto Rico. In the event of the termination of Mr. Sebetic's employment by the Company, other than for cause, death, disability or by Mr. Sebetic following a reduction in rank or authority, Mr. Sebetic will be entitled to receive all compensation that he would have received for the remaining term of his Agreement, but not less than six months' compensation, in a lump sum, and all outstanding options held by Mr. Sebetic shall fully vest. Mr. Sebetic has agreed not to disclose confidential information of the Company during or after his employment and that, during the term of his employment and, for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The members of the Compensation Committee currently are Joseph C. Hogan and William G. Sharwell. Mr. Sharwell was elected to the Committee in August 1996 to replace James R. Grover, Jr., who served on the Committee with Dr. Hogan. The Company has retained Mr. Grover as legal counsel during the Company's last fiscal year and is retaining him during the Company's current fiscal year. Fees paid Mr. Grover for services rendered to the Company during the Company's fiscal year ended June 27, 1997 were $30,000.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

            The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company's executive officers. While both the full Board of Directors and the Compensation Committee have authority with respect to granting stock options under the Company's 1995 Stock Option Plan, all options granted under that plan during the Company's fiscal year ended June 27, 1997 were granted by the Compensation Committee. This report for the fiscal year 1997 is rendered, with respect to the period from the beginning of fiscal 1997 through August 12, 1997 by James R. Grover, Jr. and Joseph C. Hogan, who comprised the Committee during that period, and, with respect to the balance of fiscal 1997 by Mr. Hogan and William G. Sharwell who comprised the Committee during that period.

            The Compensation Committee has viewed salaries for the Company's executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been determined, on a subjective basis, in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance and competitive factors, and contractual obligations.

            Bonuses, if given, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance. Bonuses have been determined by reference to specific pre-established performance targets, on a subjective basis by examining the executive's achievements, or, at times, pursuant to agreements entered into as an inducement for an executive to join the Company. During the first and second quarters of fiscal 1997, the Committee established bonuses based on the Company meeting targeted levels of sales, net income, return on assets and the executive's salary. The bonuses reflected in the Cash Compensation Table (other than for Alfred J. Roach and James A. Roach) were paid under this arrangement. No bonuses were paid with respect to the third and fourth fiscal quarters of 1997.

            The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been made, based upon the executive's performance and expected contribution to the long-term goals of the Company.

            In light of the contribution made by Timothy J. Roach, the Company's Chief Executive Officer, toward the Company's improved earnings and financial condition during fiscal 1996, on August 12, 1996, the Committee determined to increase the annual salary of Mr. Roach from $175,000 to $195,000, which slightly exceeded the minimum 10% annual increase to which Mr. Roach was entitled under his Employment Agreement, which subsequently expired on July 31, 1997. In negotiating the terms of Mr. Roach's Employment Agreement, the
Committee requested that the guaranteed annual increases in base salary contained in Mr. Roach's former Employment Agreement be deleted and that any salary increases during the term of the Amended and Restated Employment Agreement, as well as any bonuses, be at the discretion of the Committee. See "--Employment Agreements," above, for a description of Mr. Roach's Amended and Restated Employment Agreement. In connection therewith, and in light of Mr. Roach's leadership, efforts and commitment to the Company, the Committee determined to increase Mr. Roach's base salary to $250,000. The bonus paid to Mr. Roach in fiscal 1997 was based on meeting the targets established by the Committee under the bonus formula discussed above. On July 25, 1996, the Committee, in reviewing employee stock options in general, granted Mr. Roach an option to purchase 50,000 shares of the Company's Common Stock as an incentive tied to the market price of the Company's Common Stock.

            Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company's stock option plans have been structured in a manner designed to enable any amounts which may be deemed compensation as a result of the exercise of stock options to be excluded from the deduction limitation. Accordingly, Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.

Respectfully submitted,

James R. Grover, Jr.
Joseph C. Hogan
William G. Sharwell

PERFORMANCE GRAPH

            The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 27, 1997 with (i)the Nasdaq Stock Market-US Index (the Company's Common Stock has been quoted on the Nasdaq National Market System since August 3, 1994 prior to which it was traded on the American Stock Exchange) and (ii) the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on June 30, 1992 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):

                               [GRAPHIC OMITTED]


                                  6/92    6/93    6/94    6/95    6/96    6/97
                                  ----    ----    ----    ----    ----    ----
TII Industries Inc.               $100    $115    $172    $166    $169    $145
Nasdaq Stock Market-US Index      $100    $126    $127    $169    $218    $265
Nasdaq Telecommunications Index   $100    $154    $154    $178    $221    $243


                              CERTAIN TRANSACTIONS

            Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. On July 18, 1991, as an inducement to the Company's then bank lenders to restructure the Company's long-term bank loan, among other things, the Company acquired certain equipment and replaced its leases for other equipment with a new lease. The equipment lease (as subsequently amended, the "Equipment Lease") has a term expiring July 17, 1999 (subject to an automatic extension until July 17, 2001, unless terminated by either party upon at least ninety days written notice prior to the scheduled renewal period) and provides for rentals at the rate of $200,000 per year. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by unrelated leasing companies for similar equipment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 27, 1997 were timely filed, except that Joseph C. Hogan was late in reporting the exercise of a stock option covering 500 shares of Common Stock.




                                   PROPOSAL 2

                 APPROVAL OF AN AMENDMENT OF THE COMPANY'S 1995
               STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
                       OF COMMON STOCK ISSUABLE THEREUNDER

            At the Company's 1995 annual meeting, stockholders approved the Company's 1995 Stock Option Plan (the "1995 Plan") to provide an incentive to employees of, and consultants to, the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such persons through the grant of options to purchase shares of the Company's Common Stock within the limits and subject to the terms and conditions of the 1995 Plan. The 1995 Plan is the only plan of the Company that presently permits the grant of options to employees of or consultants to, the Company.

            To date, the Compensation Committee of the Board of Directors (the "Committee"), which has been administering the 1995 Plan, has granted options to purchase an aggregate of 387,500 shares of the Company's Common Stock, leaving only 112,500 shares (together with any shares subject to options which become available for grant in the event of any expiration, cancellation or termination of unexercised options) available for future grant.

            The Board of Directors believes that the 1995 Plan serves the purposes for which it was intended and has authorized an amendment to increase the number of shares of Common Stock authorized for issuance under the 1995 Plan by an aggregate of 750,000 shares to 1,250,000 shares (subject to possible adjustments as described below under "Adjustment in the Event of Capital Changes").

            The following summary of certain material features of the 1995 Plan.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

            The 1995 Plan authorizes the grant of options to purchase a maximum of 500,000 shares (which will be increased to 1,250,000 shares if the proposed amendment to the 1995 Plan is approved by stockholders at the Meeting) of the Company's Common Stock (subject to adjustment as described below) to employees of, and to consultants to (including officers and directors who are employees or consultants), the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 1995 Plan.

TYPE OF OPTIONS

            Options granted under the 1995 Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

ADMINISTRATION

            The 1995 Plan is to be administered by the Board of Directors or a committee of the Company's Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is to be a "non-employee person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, it is intended, an "outside director" within the meaning of Section 162(m) of the Code. The 1995 Plan is currently being administered by the Compensation Committee of the Board. References in the following discussion to powers and actions that may be taken by the Committee, include powers and actions that may be taken by the Board of Directors and the Compensation Committee.

            Among other things, the Committee is empowered to determine, within the express limits contained in the 1995 Plan, the employees and consultants to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the 1995 Plan and make all other determinations necessary or advisable for administering the 1995 Plan.

TERMS AND CONDITIONS OF OPTIONS

            Options granted under the 1995 Plan are subject to, among other things, the following terms and conditions:

            (a) The exercise price of each option is determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

            (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

            (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 100,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

            (d) The exercise price of each option is payable in full upon exercise or, if the Committee permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the Committee permits, in shares of the Company's Common Stock or any combination thereof.

            (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

            (f) Except as may otherwise be determined by the  Committee,  if the optionee's relationship with the Company as an employee or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Options are not affected by a change in the status of an optionee so long as the optionee continues to be an employee of, or a consultant to, the Company. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of employment by reason of disability), except as otherwise provided in the optionee's option contract, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose relationship with the Company is terminated by reason of disability may (except as otherwise provided in the optionee's option contract) exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

            (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

            Appropriate  adjustments  are to be made in the  number  and kind of shares available under the 1995 Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

DURATION AND AMENDMENT OF THE 1995 PLAN

            No option may be granted under the 1995 Plan after September 19, 2005. The Board of Directors may at any time terminate or amend the 1995 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year, (b) materially increase the benefits accruing to participants, or (c) change the eligibility requirements for persons who may receive options. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

            The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

            An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

            Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

            Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee recognizes long-term capital gain or loss and the Company is not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct such amount.

            In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

OPTIONS GRANTED DURING LAST FISCAL YEAR TO EMPLOYEES AND CONSULTANTS

            The grant of options is within the discretion of the Committee. Accordingly, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following information pertains. Set forth under the caption "Executive Compensation - Option Grants in Last Fiscal Year", above, is information concerning options granted during the Company's fiscal year ended June 27, 1997 to the Named Executive Officers, each of which options was granted under the 1995 Plan. The following table sets forth the number of shares underlying options that were granted under the 1995 Plan during the Company's fiscal year ended June 27, 1997 to (i) all current executive officers as a group and (ii) all other employees, including current officers who are not executive officers.

                                                            NUMBER OF SHARES
CATEGORY OF OPTIONEE                                  UNDERLYING OPTIONS GRANTED
--------------------                                  --------------------------

Executive officers as a group (4 persons, including the
   Named Executive Officers)                                    135,000
Other employees as a group (44 persons)                         248,000

            The Company's five non-employee directors, who were each granted options to purchase 10,000 shares of Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan in fiscal 1997 (see "Executive
Compensation - Remuneration of Directors"), are not entitled to participate in the 1995 Plan.

            The exercise prices of all options granted under the 1995 Plan were equal to 100% of the market value of the underlying shares on the date of grant. The foregoing table does not include any dollar value that may arise from a future increase in the market value of the Company's Common Stock. On December 15, 1997, the closing price of the Company's Common Stock on The Nasdaq Stock Market's National Market was $4.5625 per share.

REQUIRED VOTE

            Approval of the proposed amendment to the 1995 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote FOR approval of Proposal 2.




                                   PROPOSAL 3.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors has selected the firm of Arthur Andersen LLP as the independent public accountants of the Company for the year ending June 26, 1998. Arthur Andersen LLP and its predecessor, Arthur Andersen & Co., have acted for the Company in such capacity for the last twenty-five years. The Board proposes that the stockholders ratify such selection at the Meeting.

            Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE

            The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR Proposal 3.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

            From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received by August 21, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726.

ANNUAL REPORT ON FORM 10-K

            A copy of the Company's Annual Report on Form 10-K for the year ended June 27, 1997, which has been filed with the Securities and Exchange
Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration, 1385 Akron Street, Copiague, New York 11726, telephone number (516) 789-5000.

SOLICITATION OF PROXIES

            The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

            The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                             By Order of the Board of Directors,


                                                      Dorothy Roach,
                                                        Secretary


December 19, 1997

PROXY                         TII INDUSTRIES, INC.                         PROXY



           Proxy for Annual Meeting of Stockholders - January 21, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, January 21, 1998, at 4:00 p.m., New York time, at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

            EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.


               PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                              TII INDUSTRIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |_|

A vote FOR each nominee and FOR proposals 2 and 3 is recommended by the Board of Directors.


1. ELECTION OF DIRECTORS -                      For        Withhold     For All
   Nominees: Alfred J. Roach and                All          All        Except
   Timothy J. Roach                             |_|          |_|          |_|

   --------------------------------
   (Except Nominee(s) written above)




                                                 FOR         AGAINST     ABSTAIN

2. To approve an amendment to the Company's      |_|           |_|         |_|
   1995 Stock Option Plan to increase the
   number of shares of Common Stock which
   may be issued thereunder from 500,000
   to 1,250,000 shares.

3. To ratify the selection of Arthur              |_|          |_|         |_|
   Andersen LLP as independent public
   accountants for the Company.

                                                         Dated ________  , 199__

                                                Signature(s)____________________


                                                --------------------------------
                                                NOTE:  Please  sign your name or
                                                names   exactly   as  set  forth
                                                hereon.  If signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please indicate the
                                                capacity   in   which   you  are
                                                acting.   Proxies   executed  by
                                                corporations should be signed by
                                                a duly  authorized  officer  and
                                                should bear the corporate seal.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.